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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-3 of our report dated November 4, 1997, on our audit of the statements of the Viking Vessels as of December 31, 1996 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts".

DELOITTE & TOUCHE
Norway, November 4, 1997

/s/ Roar Skuland
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Roar Skuland
State Authorized Public Accountant Norway